COMPANY NUMBER:

THE COMPANIES ACT 1985

PRIVATE COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

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DE FACTO 1413 Limited

1. The Company's name is DE FACTO 1413 Limited.

2. The Company's registered office is to be situated in England and Wales.

3. The Company's objects are:-

(A) To carry on the business of a holding company in all its branches and to acquire by purchase, lease, concession, grant, licence or otherwise and hold such businesses, options, rights, privileges, lands, buildings, leases, underleases, stocks, shares, debentures, debenture stock, bonds, obligations, securities, reversionary interests, annuities, policies of assurance and other property and rights and interests in property as the Company shall deem fit and generally to hold, manage, develop, lease, sell or dispose of the same and to vary any of the investments of the Company, to act as trustees of any deeds constituting or securing any debentures, debenture stock or other securities or obligations, to enter into, assist, or participate in financial, commercial, mercantile, industrial and other transactions, undertakings and businesses of every description and to establish, carry on, develop and extend the same or sell, dispose of or otherwise turn the same to account and to co-ordinate the policy and administration of any companies of which this Company is a member or which are in any manner controlled by, or connected with, the Company and to carry on all or any of the businesses of capitalists, trustees, financiers, financial agents, company promoters, bill discounters, insurers, insurance brokers and agents, mortgage brokers, rent and debt collectors, stock and share brokers and dealers and commission and general agents, merchants and traders, and to manufacture, buy, sell, maintain, repair and deal in plant, machinery, tools, articles and things of all kinds capable of being used for the purposes of the above-mentioned businesses or any of them, or likely to be required by customers of or persons having dealings with the Company.

(B) To carry on any other business or activity of any nature whatsoever which is in the opinion of the directors capable of being advantageously carried on in connection with or ancillary to any business of the Company hereinbefore or hereinafter authorised.

(C) To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere any patents, patent rights, brevets d'invention, licences, secret processes, trade marks, designs, protections, concessions and the like and to use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

(D) To acquire, undertake and carry on the whole or any part of the business, goodwill, property and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is for the time being authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company.

(E) To acquire an interest in, amalgamate with, enter into partnership with or enter into any arrangement for sharing profits, for co-operation, for joint venture, for mutual assistance or otherwise with any person, firm or company.

(F) To purchase or otherwise acquire any property, real or personal, and any interests, rights, options or privileges of any kind whatsoever in, over or in respect of any such property.

(G) To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

(H) To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

(I) To lend, advance or deposit money or give credit on any terms with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any subsidiary or holding company of the Company or any other subsidiary of such holding company).

(J) To enter into any guarantee, bond, indemnity or counter-indemnity and otherwise give security or become responsible for the performance of any obligations or the discharge of any liabilities of or by any person, firm or company in any manner on any terms and for any purposes whatsoever, whether with or without the Company receiving any consideration or advantage and whether or not in furtherance of the attainment of any other objects of the Company and in particular (without prejudice to the generality of the foregoing) to guarantee, support or secure, by personal covenant or by mortgaging or charging all or any part of the undertaking, real and personal property, assets and revenues (present and future) and uncalled capital of the Company, the payment or repayment of any moneys owed in respect of, any debts, obligations or securities whatsoever and the discharge of any liabilities whatsoever, including but not limited to those of any company which is for the time being a subsidiary or holding company of the Company or any other subsidiary of any such holding company or is otherwise associated with the Company in business.

(K) To borrow and raise money in any manner whatsoever whether by the creation and

issue of debentures, debenture stock or other securities of any description or otherwise howsoever and to secure the repayment of any money borrowed, raised or owing or any other obligation of or binding on the Company by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital.

(L) To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

(M) To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

(N) To enter into any arrangements with any government or authority (supreme, municipal, local, or otherwise) and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

(O) To subscribe for, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

(P) To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

(Q) To promote, finance or assist any other company for the purpose of acquiring the whole or any part of the goodwill, business, undertaking property or assets or assuming any of the liabilities of the Company, or of undertaking any business or operations which may in the opinion of the directors directly or indirectly assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

(R) To sell, lease, exchange, let on hire, or dispose of any real or personal property or the undertaking of the Company, or any part or parts thereof, for such consideration as the directors shall approve, and, in particular, for shares whether fully or partly paid up, debentures or securities of any other company, whether or not having objects altogether or in part, similar to those of the Company, and to hold and retain any shares, debentures or securities so acquired, and to improve, manage, develop, sell, exchange, lease, mortgage, dispose of, grant options over or turn to account or otherwise deal with all or any part of

the property or rights of the Company.

(S) To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

(T) To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

(U) To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

(V) To give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary or the holding company of the Company or any other subsidiary of such holding company or the predecessors in business of the Company or of any such holding or subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants.

(W) To set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of employees of the Company and any of its subsidiaries and (without prejudice to the generality of the foregoing) to establish and maintain or contribute to any scheme for the acquisition by trustees of shares in the Company or its holding company to be held by or for the benefit of employees (including any director in salaried employment) of the Company or (so far as for the time being permitted by law) any of the Company's subsidiaries and to lend money (so far as aforesaid) to any such employees to enable them to acquire shares of the Company or its holding company and to formulate and carry into effect any scheme for sharing profits with any such employees.

(X) To insure the life of any person or to insure against any accident to any person who may, in the opinion of the directors, be of value to the Company as having or holding for the Company interests, goodwill or influence or other assets and to pay the premiums on such insurance.

(Y) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the Company or of any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported

exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking or pension fund and to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability.

(Z) To support, subscribe for or donate money to any national, charitable, benevolent, public, general or useful object or for any purpose which may in the opinion of the directors directly or indirectly further the interests of the Company or of its members.

(AA) Subject to due compliance, and in accordance, with the provisions of sections 155 to 158 (inclusive) of the Act (if and so far as such provisions shall be applicable), to give, whether directly or indirectly any kind of financial assistance (as defined in section 152(1)(a) of the Act) for any such purpose as is specified in section 151(1) and/or section 151(2) of the Act.

(BB) To distribute among the members of the Company in kind any property of the Company of whatsoever nature.

(CC) To procure the Company to be registered or recognised in any part of the world and to do all or any of the things or matters aforesaid in any part of the world either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

(DD) To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

AND so that:-

(1) None of the objects set forth in the sub-paragraphs of this paragraph 3 shall be restrictively construed but the widest interpretation shall be given to each such object, and none of such objects shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-paragraph, or by reference to or inference from the terms of any other sub-paragraph of this paragraph, or by reference to or inference from the name of the Company.

(2) None of the sub-paragraphs of this paragraph and none of the objects therein specified shall be deemed subsidiary or ancillary to any of the objects specified in any other such sub-paragraph, and the Company shall have as full a power to exercise each and every one of the objects specified in each sub-paragraph of this paragraph as though each such sub-paragraph contained the objects of a separate Company.

(3) The word "company" in this paragraph, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

(4) In this paragraph 3 the expression "the Act" means the Companies Act 1985, the expressions "holding company", "subsidiary" and "subsidiary undertaking" shall have the meanings given to them by the Act provided that any reference in this paragraph 3 to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

4. The liability of the members is limited.
5. The Company's share capital is £1,000 divided into 1,000 Ordinary shares of £1 each.

WE, the subscribers to this Memorandum of Association, wish to be formed into a company pursuant to this Memorandum and we agree to take the number of shares shown opposite our respective names.

NAMES AND ADDRESSES OF SUBSCRIBERS		Number of Shares taken by each Subscriber
TRAVERS SMITH LIMITED 10 SNOW HILL LONDON EC1A 2AL UK		
No of shares	1	
TRAVERS SMITH SECRETARIES LIMITED 10 SNOW HILL LONDON EC1A 2AL UK		
No of shares	1	
Total Shares taken		2

Dated 30 August 2006